SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2011

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Ave., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

          On May 3, 2011, Tri-Valley Corporation (the “Company”) filed with the Securities and Exchange Commission a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) relating to its Annual Meeting of Stockholders to be held on June 3, 2011.  Subsequent to such filing, the Company learned that Institutional Shareholder Services Inc. (“ISS”) had recommended that the Company stockholders withhold their votes for the re-election of Edward M. Gabriel as a director of the Company because ISS believed that Mr. Gabriel attended fewer than 75% of the aggregate of all board and committee meetings that he was obligated to attend.   The Company hereby clarifies and confirms that all directors, including Mr. Gabriel, did in fact attend at least 75% of the aggregate of all board and committee meetings that he was obligated to attend.

          In light of this clarification, the Company understands that ISS will reconsider its recommendation with respect to the re-election of Mr. Gabriel.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date:	May 19, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer